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EXHIBIT 21
SUBSIDIARIES OF REGISTRANT.

The subsidiaries of the Company as of December 31, 1999, and the state in which each was organized are as scheduled below:

                                     State or
                                     Jurisdiction
                                     Under Laws of    Name Under Which
Name of Subsidiaries                 Which Organized  Subsidiaries Do Business
--------------------                 ---------------  -----------------------------
F&M Bank-Winchester                  Virginia         F&M Bank-Winchester
 F&M Mortgage Services, Inc.(1)      Virginia         F&M Mortgage Services, Inc.
 Winchester Credit Corporation(1)    Virginia         Winchester Credit Corporation
 Apple Title Company(1)              Virginia         Apple Title Company
 F&M Insurance Agency, Inc.(1)       Virginia         F&M Insurance Agency, Inc.
 F&M-J. V. Arthur, Inc. (1)          Virginia         F&M-J. V. Arthur, Inc.
 F&M Financial Services, Inc.(1)     Virginia         F&M Financial Services

F&M Bank-Allegiance, Inc.            Maryland         F&M Bank-Allegiance

F&M Bank-Central Virginia            Virginia         F&M Bank-Central Virginia

F&M Bank-Emporia                     Virginia         F&M Bank-Emporia

F&M Bank-Massanutten                 Virginia         F&M Bank-Massanutten

F&M Bank-Northern Virginia           Virginia         F&M Bank-Northern Virginia

F&M Bank-Peoples                     Virginia         F&M Bank-Peoples

F&M Bank-Richmond                    Virginia         F&M Bank-Richmond

F&M Bank-West Virginia, Inc.         West Virginia    F&M Bank-West Virginia

F&M Trust Company                    Virginia         F&M Trust Company

F&M Services, Inc.                   Virginia         F&M Services, Inc.

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(1) F&M Mortgage Services, Inc., Winchester Credit Corporation, Apple Title
Company, F&M Insurance Agency, Inc., F&M-J.V. Arthur, Inc., and F&M Financial Services, Inc., are wholly-owned subsidiaries of F&M Bank-Winchester. All other bank subsidiaries are wholly-owned by F&M National Corporation.